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As filed with the Securities and Exchange Commission, via EDGAR, on February 3, 2005

Registration No. 333-60975
333-60975-01
333-60975-02

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MANDALAY RESORT GROUP (formerly Circus Circus Enterprises, Inc.) CIRCUS FINANCE I CIRCUS FINANCE II (Exact name of registrant as specified in its charter)	NEVADA DELAWARE DELAWARE (State or other jurisdiction of incorporation or organization)	88-0121916 52-6929493 52-6929492 (I.R.S. Employer Identification No.)

3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119    (702) 632-6700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Yvette E. Landau, General Counsel, Mandalay Resort Group
3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119    (702) 632-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please Send a Copy of All Correspondence To:

Howell J. Reeves, Esquire, Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street, 22nd Floor, Philadelphia, PA 19103    (215) 977-2000

Approximate date of commencement of the proposed sale to the public: Not Applicable

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF UNSOLD SECURITIES

        Pursuant to Registration Statement Nos. 333-60975, 333-60975-01 and 333-60975-02 (the "Registration Statement"), Mandalay Resort Group, formerly Circus Circus Enterprises, Inc. (the "Company"), Circus Finance I, a Delaware business trust ("Finance I") and Circus Finance II, a Delaware business trust ("Finance II"), registered $550,000,000 of securities consisting of the Company's debt securities and subordinated deferrable interest debentures and trust preferred securities of Finance I and Finance II guaranteed by the Company (collectively, the "Registered Securities"). On November 20, 1998, the Company issued $275,000,000 of the Registered Securities consisting of the Company's 9 1/4% senior subordinated notes due 2005, which were offered by a prospectus dated August 28, 1998, included in the Registration Statement, and a supplement thereto filed pursuant to Rule 424(b) on November 18, 1998. The Company, Finance I and Finance II hereby deregister the $275,000,000 of Registered Securities which remain unsold.

EXHIBITS

Exhibit 24.	Power of Attorney (included on page II-7 of the Registration Statement as originally filed)

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 3rd day of February, 2005.

MANDALAY RESORT GROUP
By:	/s/ MICHAEL S. ENSIGN MICHAEL S. ENSIGN Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 3rd day of February, 2005.

CIRCUS FINANCE I
By:	/s/ MICHAEL S. ENSIGN MICHAEL S. ENSIGN, Trustee
By:	/s/ WILLIAM A. RICHARDSON WILLIAM A. RICHARDSON, Trustee
By:	/s/ GLENN W. SCHAEFFER GLENN W. SCHAEFFER, Trustee

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        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 3rd day of February, 2005.

CIRCUS FINANCE II
By:	/s/ MICHAEL S. ENSIGN MICHAEL S. ENSIGN, Trustee
By:	/s/ WILLIAM A. RICHARDSON WILLIAM A. RICHARDSON, Trustee
By:	/s/ GLENN W. SCHAEFFER GLENN W. SCHAEFFER, Trustee

        Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL S. ENSIGN Michael S. Ensign	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) of the Company, Trustee of Circus Finance I and Trustee of Circus Finance II	February 3, 2005
/s/ WILLIAM A. RICHARDSON William A. Richardson	Vice Chairman of the Board of the Company, Trustee of Circus Finance I and Trustee of Circus Finance II	February 3, 2005
/s/ GLENN W. SCHAEFFER Glenn W. Schaeffer	President, Chief Financial Officer and Director (Principal Financial Officer) of the Company, Trustee of Circus Finance I and Trustee of Circus Finance II	February 3, 2005
/s/ LES MARTIN Les Martin	Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer) of the Company	February 3, 2005
* William E. Bannen	Director of the Company	February 3, 2005

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Jeffrey D. Benjamin	Director of the Company	February , 2005
Rose McKinney-James	Director of the Company	February , 2005
* Michael D. McKee	Director of the Company	February 3, 2005
* Donna B. More	Director of the Company	February 3, 2005
Harold J. Phillips	Director of the Company	February , 2005
*By	/s/ GLENN W. SCHAEFFER Glenn W. Schaeffer Attorney-in-Fact

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DEREGISTRATION OF UNSOLD SECURITIES
EXHIBITS
SIGNATURES